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                                 EXHIBIT 10.21


                        TANNING TECHNOLOGY CORPORATION
                               November 1, 1999



To:    Bipin Agarwal

From:  Larry Tanning

Re:    Five Quarter Compensation Plan


    As we have discussed, Tanning has developed a compensation plan for certain senior executives for the five-quarter period beginning October 1, 1999 and ending December 31, 1999. Your cash compensation for the period will be an annual rate of $192,500 ($8,020.83 on a semi-monthly basis).

    Your existing employment and related agreements with Tanning (including provisions relating to non-competition, etc.) will remain in full force and effect except to the extent related to cash compensation matters. As to all matters relating to cash compensation, including cash incentive compensation and bonus arrangements, the cash compensation described above will govern, effective October 1, 1999.

    We are extremely excited about our company's future, and look forward to more success together. Please indicate your agreement with the provisions of this memorandum by signing below.

                                          Very truly yours,

                                          TANNING TECHNOLOGY CORPORATION

                                          By:  /s/ Larry G. Tanning



AGREED AND ACCEPTED

By:  /s/ Bipin Agarwal